SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  TO BE HELD ON

                                 AUGUST 23, 2001

The 2001 Annual Meeting of Shareholders of Sono-Tek Corporation (the "Company") will be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, NY 12550 on August 23, 2001 at 10:00 A.M., local time, for the following purposes:

         1. To elect three (3) Directors of the Company to serve until the 2003 Annual Meeting of Shareholders of the Company.

         2. To ratify the appointment of Radin, Glass & Co., LLP as the Company's independent auditors for the fiscal year ending February 28, 2002.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on June 24, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of shareholders entitled to vote will be available for examination by interested shareholders at the offices of the Company, 2012 Route 9W, Milton, New York 12547 during ordinary business hours until the meeting.


Claudine Y. Corda, Secretary


                               Dated: July 9, 2001


             YOUR VOTE IS IMPORTANT. EVEN IF YOU DESIRE TO ABSTAIN,

          PLEASE SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING

                             POSTAGE PAID ENVELOPE.

                              SONO-TEK CORPORATION
                                  2012 Route 9W
                             Milton, New York 12547

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 23, 2001

The accompanying proxy is solicited by the Board of Directors of SONO-TEK CORPORATION, a New York corporation (the "Company"), for use at the 2001 Annual Meeting of Shareholders of the Company to be held on August 23, 2001.

All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the shareholder's instructions contained in such Proxy. In the absence of contrary instructions, shares represented by such proxy will be voted
(i) FOR approval of the election of each of the individuals nominated as Directors set forth herein, and (ii) FOR the ratification of the appointment of Radin,Glass & Co., LLP as the Company's auditors for the fiscal year ending February 28, 2002. A shareholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its offices in Milton, New York either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the 2001 Annual Meeting and expressing a desire to vote his or her shares in person. All costs of this solicitation are to be borne by the Company.

Abstentions will be treated as shares present and entitled to vote for quorum purposes but as not voted for purposes of determining the approval of any matters submitted to the shareholders for a vote. Except as otherwise provided by law or by the Company's certificate of incorporation or bylaws, abstentions will not be counted in determining whether a matter has received a majority of votes cast. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Broker non-votes are not counted for quorum purposes.

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders, the Proxy, and the 2001 Annual Report to Shareholders are intended to be mailed on or about July 24, 2001 to shareholders of record at the close of business on June 24, 2001. At said record date, the Company had 9,092,355 outstanding shares of common stock.

                          ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is divided into two classes. The Directors in each class are to serve for a term of two years, and until their respective successors are duly elected and qualify. Three (3) Directors will be elected at the Annual Meeting by plurality vote to hold office until the Company's 2003 Annual Meeting of Shareholders and until their successors shall be duly elected and shall qualify.

Management intends to vote the accompanying Proxy FOR election as Directors of the Company, the nominees named below, unless the Proxy contains contrary instructions. Proxies that direct the Proxy holders to withhold voting in the matter of electing Directors will not be voted as set forth above. Proxies cannot be voted for a greater number of persons than the number of nominees named in the Proxy Statement. On all matters that may properly come before the 2001 Annual Meeting, each share has one vote. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

NOMINEES FOR DIRECTORS

Nominees for election to term expiring 2003

The following three persons, each of whom is currently serving as a Director, are nominated for election as Directors of the Company to hold office until the Company's 2003 Annual Meeting of Shareholders.

Dr. Harvey L. Berger, 62, has been a Director of the Company since June 1975. He was President of the Company from November 1981 to September 1984 and from September 1985 until April 2001. From September 1986 to September 1988, he also served as Treasurer. He was Vice Chairman of the Company from March 1981 to September 1985. He holds a Ph.D. in Physics from Rensselaer Polytechnic Institute and is a member of the Marist College Advisory Board.

Dr. Christopher L. Coccio, 60, has been a Director of the Company since June 1998. From 1964 to 1996 he held various engineering, sales, marketing and management positions at General Electric Company, with P&L responsibilities for up to $100 million in sales and 500 people throughout the US. His business experience includes both domestic and international markets and customers. He founded a management consulting business in 1996, and worked with the New York State Assembly's Legislative Commission on Science and Technology from 1996 to 1998. In 1998 he began to work with Accumetrics Associates, Inc., a manufacturer of digital wireless telemetry systems as VP of Business Development and member of the Board of Advisors. Mr. Coccio received a B.S.M.E. from Stevens Institute of Technology, a M.S.M.E. from the University of Colorado, and a Ph.D. from Rensselaer Polytechnic Institute in Chemical Engineering. He was appointed President and CEO of Sono-Tek on April 30, 2001.

Jeffrey O. Spiegel, 43, has been a Director of the Company since November 2000. He is the President and CEO of Randa Corporation, a position he has held since 1986. Randa is an international men's accessory company. Mr. Spiegel received a B.A. from Brandeis University in 1979.

DIRECTORS CONTINUING AS DIRECTOR

The following three persons named below are currently serving as Directors of the Company. Their term expires at the 2002 Annual Meeting of Shareholders.

James L. Kehoe, 54, was Chairman of the Board from May 1999, and Chief Executive Officer of the Company from August 1993 until his resignation from both positions in March 2001. He has been a Director of the Company since June 1991. From 1987 until 1993, he was President and Chief Executive Officer of Plasmaco, Inc., which he founded in 1987. Plasmaco is involved in the development and manufacture of AC plasma flat panel displays. Prior to founding Plasmaco, Mr. Kehoe was employed for twenty two years by International Business Machines Corporation where he held a variety of engineering and management positions.

Samuel Schwartz, 81, has been a Director of the Company since August 1987 and was Chairman of the Board from February 1993 to May 1999. In April 2001 he accepted the position of Acting Chairman of the Board. From 1959 to 1992 he was the Chairman and CEO of Krystinel Corporation, a manufacturer of ceramic magnetic components used in electronic circuitry. He received a B.Ch.E from Rensselaer Polytechnic Institute in 1941 and a M.Ch.E from New York University in 1948.

J. Duncan Urquhart, 47, has been a Director of the Company since September 1988. Since January 1999 he has been a Consultant Associate with Re:Sources Connection LLC, which provides contract accounting services. From October 1997 to December 1998, Mr. Urquhart was Director of Business Operations at The Gun Parts Corporation, an international supplier of gun parts. Prior to his resignation from Sono-Tek in October 1997, he was Controller of the Company from January 1988, and Treasurer of the Company from September 1988.

Directors are presently paid no fee for their service as Directors. In May 1999, the Company's Board of Directors adopted a program to award its non-employee directors 10,000 stock options in consideration of each year of service to the Company to commence with the 1999 election of Directors. In September 1999, Christopher L. Coccio, a non-employee director, was elected to the Board of Directors. He will receive 10,000 stock options at the completion of his first year of service in September 2000.

The Board of Directors held nine meetings in the fiscal year ended February 28, 2001. No incumbent Director attended fewer than 75% of the aggregate of meetings of the Board and committee meetings of which he was a member.

The Board of Directors has a nominating committee to research and determine candidates for nomination as Directors of the Company (the "Nominating Committee"). The Nominating Committee presently consists of Messrs. Schwartz and Urquhart. The Nominating Committee did not meet during the fiscal year ended February 28, 2001. The Nominating Committee will consider nominees recommended by shareholders; no special procedure needs to be followed in submitting such recommendation.

The Company's Board of Directors has formed an Audit Committee composed of Messrs. Schwartz, Spiegel and Urquhart, all Directors of the Company. The Audit Committee is responsible for (i) selecting an independent public accountant for ratification by the stockholders, (ii) reviewing material accounting items affecting the consolidated financial statements of the Company, and (iii) reporting its findings to the Board of Directors.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate remuneration paid or accrued by the Company through February 28, 2001 for each named officer of the Company. No other executive officer received aggregate remuneration that equaled or exceeded $100,000 for the Fiscal Year ended February 28, 2001.

                           SUMMARY COMPENSATION TABLE


Long Term
                                           Annual Compensation
Compensation
                                                                       Awards,
Securities         All Other
Name and Principal Position     Year     Salary ($)     Bonus ($)     Underlying
Options (#)    Compensation ($)(1)
--------------------------------------------------------------------------------
-----------------------------------

R. Stephen Harshbarger         2001     $102,457          $0                  0
$2,695
Vice President

(1)Dollar amounts are Company contributions under the Company's retirement plan.

STOCK OPTION PLAN

The Company has in effect the 1993 Stock Incentive Plan, as amended (the "1993 Plan"). As of June 24, 2001 there were outstanding options to purchase an aggregate of 862,562 shares of common stock at prices ranging from $.24 to $1.625 per share and 637,438 shares were reserved for option grants. During the last fiscal year, no grants of stock options were made to the executive officer named in the Summary Compensation Table.

Shown below is information with respect to exercises of stock options during the last completed fiscal year by the executive officer named in the Summary Compensation Table and the fiscal year-end value of unexercised options.

                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES

                                                           Number of Securities
Underlying   Value of Unexercised
                                                                 Unexercised
Options         In-the Money Options
                                   Shares                        at Fiscal Year
End (#)      At Fiscal Year End ($)
                                Acquire on       Value
Name                            Exercise (#)   Realized ($)   Exercisable
Unexercisable   Exercisable  Unexercisable
--------------------------------------------------------------------------------
------------------------------------
R. Stephen Harshbarger                0            0             29,250
20,750         $8,363      $6,738

Description of Simplified Employee Pension Plan

Effective April 1, 2000, the Company instituted the Sono-Tek Corporation 401(k) Plan ("401(k) Plan") for employees of the Company, its subsidiaries and affiliates pursuant to the Internal Revenue Code. Under the 401(k) Plan an eligible employee could elect to make a salary reduction of up to 20% of his compensation as defined in the plan. From April 2000 through March 2001 the Company made a contribution equal to a maximum of 3% of the employee's compensation, depending upon a matching formula. Employee contributions for any calendar year are limited to a specific dollar amount that is indexed to reflect inflation.

Board Report on Executive Compensation

The compensation of the executive officers of the Company is set by the Company's Board of Directors based upon the recommendations of the Compensation Committee which is composed of Messrs. Schwartz and Urquhart, all Directors of the Company. The Compensation Committee met three times during Fiscal Year 2001. Compensation is set at levels believed to be competitive with executive officers with similar qualifications, experience and responsibilities of similar businesses. Such individuals receive a base salary and incentive compensation based on the achievement of certain operating objectives. The Compensation Committee serves an advisory function only. See Compensation Committee Interlocks and Insider Participation.

                               BOARD OF DIRECTORS:
                    Harvey L. Berger        Samuel Schwartz
                    Christopher L. Coccio   Jeffrey O. Spiegel
                    James L. Kehoe          J. Duncan Urquhart

Compensation Committee Interlocks and Insider Participation

The Company's Board of Directors has a Compensation Committee composed of Messrs. Schwartz and Urquhart, all Directors of the Company. There is a vacancy on the committee due to Mr. Coccio's employment by the Company in April 2001. However, the Compensation Committee serves an advisory function only. All decisions regarding compensation are made by the full Board of Directors, including Drs. Berger and Coccio who could participate in decisions regarding the compensation of the Company's executive officers, including their own.

Performance Graph

The graph below compares five-year cumulative total return for a shareholder investing $100 in the Company on February 28, 1996, with the Standard & Poor's 500 Composite Index, a performance indicator of the overall stock market, and the Standard & Poor's index of Manufacturing Diversified Industrials, an index of the Company's peer groups, assuming reinvestment of all dividends.

                                                    ----------------------------
----------------------------------------------
                                                        1996        1997
1998         1999        2000        2001
                                                    ----------------------------
----------------------------------------------
--------------------------------------------------------------------------------
----------------------------------------------
S&P 500 INDEX                                o          $100        $126
$170         $204        $228        $209
--------------------------------------------------------------------------------
----------------------------------------------
--------------------------------------------------------------------------------
----------------------------------------------
Manufacturing (DIVERS)-500                  |X|         $100        $131
$162         $177        $199        $248
--------------------------------------------------------------------------------
----------------------------------------------
--------------------------------------------------------------------------------
----------------------------------------------
Sono-Tek Corporation                         o          $100         $50
$133         $44         $512         $93
--------------------------------------------------------------------------------
----------------------------------------------


Beneficial Ownership of Shares

The following information is furnished as of June 26, 2001 to indicate beneficial ownership of the Company's Common Stock by each Director and nominee, by each named executive officer who has a salary and bonus in excess of $100,000, by all Directors and executive officers as a group and by each person known to the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Such information has been furnished to the Company by the indicated owners. Unless otherwise indicated, the named person has sole voting and investment power.

Name (and address if                                                  Amount
   more than 5%) of                                                Beneficially
   Beneficial owner                                                   Owned
Percent
Directors
     *Harvey L. Berger
366,700(1)               4.0%
     *Christopher L. Coccio
50,000(2)                **
     *R. Stephen Harshbarger
50,000(3)                **
     *James L. Kehoe
731,317(4)               7.5%
     *Samuel Schwartz
977,083(5)              10.4%
     *Jeffrey O. Spiegel
106,777(6)               1.2%
     *J. Duncan Urquhart
20,000(7)                **
All Executive Officers and Directors as a Group
2,291,877(8)              22.7%

Additional 5% owners
     Herbert Spiegel                                                     513,692
5.6%
     425 East 58th Street
     New York, NY 10022

     Norwood Venture Corporation
     1430 Broadway
     New York, NY  10018
2,077,777(9)               18.6%


*c/o Sono-Tek Corporation, 2012 Route 9W, Bldg. 3, Milton, NY  12547.
** Less than 1%

(1) Includes 4,000 shares in the name of Dr. Berger's wife and 45,000 options deemed exercisable issued under the 1993 Plan
(2) Includes 10,000 options deemed exercisable granted in September 1999 under the 1993 Plan.
(3)  Includes 50,000 options deemed exercisable under the 1993 Plan.
(4) Includes 230,000 options deemed exercisable issued under the 1993 Plan, plus 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999.
(5) Includes 300,000 warrants deemed exercisable awarded by the Board of Directors in May 1999.
(6) Assumes the exercise of a warrant Mr. Spiegel receivedupon conversion of a secured subordinated promissory note, which warrant is exercisable at $.65 per share for an additional 28,650 shares of Common Stock.
(7) Includes 20,000 options deemed exercisable granted in May 1999 under the 1993 Plan.
(8) Includes 355,000 options deemed exercisable issued under the 1993 Plan, 600,000 warrants deemed exercisable awarded by the Board of Directors in May 1999, and 200,000 warrants deemed exercisable awarded by the Board of Directors in August 1999.
(9) Includes 1,100,000 warrants deemed exercisable issued on September 30, 1999 244,444 warrants deemed exercisable issued on December 29, 2000 and 733,333 warrants deemed exercisable issued on April 30, 2001, all in conjunction with a loan, as amended, made to the Company.

Certain Transactions

As of June 9, 2000, the Company renamed its wholly owned subsidiary S&K Products International, Inc. ("S&K") to Sono-Tek Cleaning Systems, Inc. ("SCS").

Short term loans - From time to time the Company has required short-term loans to meet its payment obligations. Most of these loans, which are payable on demand, have been provided by certain officers and directors of the Company at an interest rate of prime plus 2% computed at the time of the loan. The interest rate on such short term loans range from 9.75% to 11.50% at February 29, 2001. As of February 28, 2001 and February 29, 2000 the amount of these loans outstanding was $459,605 and $239,084, respectively. During Fiscal Year 2001, a total of $334,000 was loaned by these individuals to the Company. Of this amount, $241,000 was repaid in Fiscal Year 2001 and $96,000 was repaid subsequent to year end. Interest expense for the twelve month period ended February 28, 2001 and February 29, 2000 was $26,395 and $17,989, respectively. Accrued interest was $37,075 and $13,165 at February 28, 2001 and February 29, 2000, respectively.

As an acknowledgement of loans granted to the Company in Fiscal Year 2000, warrants were issued to an officer of the Company in Fiscal Year 2001. One warrant is to purchase 25,000 shares of the Company's common stock at $0.50 per share, the other warrant is to purchase 25,000 shares of the Company's common stock at $1.00 per share. Both warrants expire March 3, 2005. The Company recognized a non-cash interest charge of $11,799 based on the fair market value of the warrants granted.

Subordinated convertible loans- Two convertible subordinated notes issued to the former shareholders of S&K or members of their immediate family, for an aggregate principal amount of $150,000 were assumed by the Company on August 3, 1999, the date of the SCS acquisition (the "SCS Notes"). The SCS Notes are subordinate to the long-term debt with SCS's bank and the Company's bank. The SCS Notes are payable August 3, 2002 with interest accruing at a rate of 6% per annum. The unpaid principal balance on the SCS Notes is convertible into Common Stock at $1.00 per share. If the Company's Common Stock trades at a value equal to or greater than $2.00 per share for thirty consecutive trading days, the unpaid principal balance shall automatically convert to Common Stock. Interest expense for the twelve month period ended February 28, 2001 was $9,000. Accrued interest was $14,250 at February 28, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware that any reports required by Section 16(a) were not filed on a timely basis.

                 ITEM 2. RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has appointed Radin, Glass & Co., LLP, Certified Public Accountants, to audit the books of account and other records of the Company for the fiscal year ending February 28, 2002. In the event of a negative vote, the Board of Directors will reconsider its election.

THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  THE  SHAREHOLDERS   VOTE  FOR  THE
RATIFICATION OF THE APPOINTMENT OF RADIN, GLASS & CO., LLP.

                              ITEM 3. OTHER MATTERS

The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

Expenses

The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting will be borne by the Company. The
Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expense of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and facsimile by officers and other regular employees of the Company but no additional compensation will be paid to such individuals.

Future Shareholders Proposals

Proposals of shareholders intended to be presented at the next annual meeting (expected to be held in August 2002) under SEC Rule 14a-8 must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting (expected to be mailed in mid-July 2002) not later than March 13, 2002.

Notice of shareholder matters intended to be submitted at the next annual meeting outside the processes of Rule 14a-8 will be considered untimely if not received by the Company by June 9, 2002. The discretionary authority described above with respect to other matters coming before the meeting will be conferred with respect to any such untimely matters.

July 9, 2001

                       FORM OF PROXY CARD              Please mark your
                                                       votes as in this
                                                       example

                                 FOR all nominees      WITHHOLD AUTHORITY
                                 listed at right         to vote for all
                                 (except as marked)    nominees listed at right

                                                        Nominees:
1.  The election of three (3)                           Harvey L. Berger
     Directors of the Company.                          Christopher L. Coccio
                                                        Jeffrey O. Spiegel


(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list to the right)

                                                  FOR       AGAINST      ABSTAIN

2. Ratify the appointment of Radin, Glass & Co., LLP as the Company's independent auditors.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED
ENVELOPE.

Your signature on this proxy is your acknowledgment of receipt of the Notice of Meeting and Proxy Statement, both dated July 9, 2001.

SIGNATURE(S): __________________________ Date: ___________
                                         (Signature)

SIGNATURE(S): __________________________ Date: ___________
                                  (Signature if held jointly)

NOTE: Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              SONO-TEK CORPORATION
                      2012 Route 9W, Milton, New York 12547
           This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder(s) of Sono-Tek Corporation, a corporation under the laws of the State of New York, hereby appoints Christopher L. Coccio and J. Duncan Urquhart as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of Sono-Tek Corporation, which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held in the Stewart Room at the Ramada Inn, 1055 Union Avenue, Newburgh, New York 12550, at 10:00 A.M., New York time, on August 23, 2001, or any adjournment thereof. The Board of Directors recommends a vote FOR the proposals on the reverse side.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE